UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2019

KINDER MORGAN CANADA LIMITED
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-55864 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Suite 3000, 300 - 5th Avenue S.W.
Calgary, Alberta T2P 5J2
(Address of principal executive offices, including zip code)

403-514-6780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Kinder Morgan Canada Limited (“KML”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2019. At the Annual Meeting, a total of 108,276,274 company voting shares, representing 93.10 percent of KML’s issued and outstanding company voting shares, were present in person or represented by proxy, constituting a quorum for the transaction of business.
At the Annual Meeting, KML shareholders voted on the following proposals: (1) election of six nominated directors to KML’s Board of Directors and (2) a proposal to appoint PricewaterhouseCoopers LLP (United States) as KML’s independent auditor for 2019. Final voting results are presented below.
Proposal One — Election of Directors

KML shareholders elected six directors, each to serve until KML’s 2020 annual meeting or, if earlier, the election and qualification of his or her successor.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Kean	99,079,719	8,804,409	392,146
Kimberly A. Dang	98,884,623	8,999,505	392,146
Daniel P. E. Fournier	104,472,281	3,411,847	392,146
Gordon M. Ritchie	104,864,632	3,019,496	392,146
Dax A. Sanders	95,764,155	12,119,973	392,146
Brooke N. Wade	104,863,616	3,020,512	392,146

Proposal Two — Appointment of PricewaterhouseCoopers LLP (United States)

KML shareholders voted to appoint PricewaterhouseCoopers LLP (United States) as KML’s independent auditor for 2019.

Votes For	Votes Withheld	Broker Non-Votes
108,250,367	7,557	—

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN CANADA LIMITED

Dated: May 20, 2019	By:	/s/ Adam S. Forman
Adam S. Forman Vice President and Secretary

3